Filed pursuant to Rules 424(b)(3) and 424(c)
                                    Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 18
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                            -----------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                            -----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
          UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus supplement is April 8, 2003.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entity named below as selling security holder:



                                                                                        Number of shares of
                                          Principal amount of                                  common              Percentage
                                          notes beneficially                                 stock that          of common stock
                                             owned that               Percentage            may be sold            outstanding
            Name                             may be sold         of notes outstanding           (1)                    (2)
            ----                          -------------------    --------------------   ------------------       ---------------
Conseco Fund Group-Convertible            $       250,000                  *                   6,756                    *
Securities Fund


     After giving effect to the addition of the foregoing selling security holder and the deletion of three selling security holders who have sold all of their notes pursuant to the prospectus, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

         We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

         The following table sets forth information we have received as of April 8, 2003 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.


                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Advent Convertible Master Cayman L.P.                       $ 2,935,000            1.47%                79,324              *
AIG/National Union Fire Insurance                               180,000              *                   4,864              *
AIM Alternative Asset Partners                                   15,000              *                     405              *
Allentown City Firefighters Pension Plan                         29,000              *                     783              *
Allentown City Officers & Employees Pension Fund                 11,000              *                     297              *
Allentown City Police Pension Plan                               54,000              *                   1,459              *
Alpha US Sub Fund 4, LLC                                        415,000              *                  11,216              *
Amaranth LLC                                                 13,800,000            6.90                372,972            1.21%
American Motorist Insurance Company                             507,000              *                  13,702              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
AmSouth Bank Custodian for AmSouth VA                         2,100,000            1.05                 56,756              *
Equity Income Fund
AmSouth Bank Custodian for Silect Equity                      1,320,000              *                  35,675              *
Variable Annuity Fund
Arapahoe County Colorado                                         49,000              *                   1,324              *
Arbitex Master Fund L.P. (9)                                  9,000,000            4.50                243,243              *
Argent Classic Convertible Arbitrage Fund L.P.                  500,000              *                  13,513              *
Argent Classic Convertible Arbitrage Fund                     2,000,000            1.00                 54,054              *
(Bermuda) Ltd.
Argent Convertible Arbitrage Fund Ltd.                        4,500,000            2.25                121,621              *
Argent LowLev Convertible Arbitrage Fund LLC                    500,000              *                  13,513              *
Arkansas Teachers Retirement System                           3,506,000            1.75                 94,756              *
Aventis Pension Master Trust (5)                                105,000              *                   2,837              *
Bank Austria Cayman Islands, LTD                              7,400,000            3.70                199,999              *
Baptist Health of South Florida                                 577,000              *                  15,594              *
Black Diamond Offshore Ltd.                                     565,000              *                  15,270              *
Boilermaker - Blacksmith Pension Trust (5)                      590,000              *                  15,945              *
British Virgin Islands Social Security Board                     38,000              *                   1,027              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
CALAMOS(R)Convertible Fund - CALAMOS(R)                       2,400,000            1.20                 64,864              *
Investment Trust (5)
CALAMOS(R)Convertible Growth and Income Fund                  4,400,000            2.20                118,918              *
- CALAMOS(R)Investment Trust (5)
CALAMOS(R)Convertible Portfolio - CALAMOS(R)                     65,000              *                   1,756              *
Advisors Trust (5)
CALAMOS(R)Convertible Technology Fund -                          65,000              *                   1,756              *
CALAMOS(R)Investment Trust (5)
CALAMOS(R)Global Convertible Fund - CALAMOS(R)                   70,000              *                   1,891              *
Investment Trust (5)
CALAMOS(R)Market Neutral Fund - CALAMOS(R)                   10,500,000            5.25                283,783              *
Investment Trust (5)
Castle Convertible Fund, Inc.                                 1,250,000              *                  33,783              *
CEMEX Pension Plan (5)                                           60,000              *                   1,621              *
Chrysler Corporation Master Retirement Trust                  2,035,000            1.01                 54,999              *
CIBC World Markets                                            1,000,000              *                  27,027              *
City of Albany Pension Plan (5)                                  50,000              *                   1,351              *
City of Knoxville Pension System (5)                            145,000              *                   3,918              *
City of New Orleans                                             203,000              *                   5,486              *
City University of New York                                     122,000              *                   3,297              *
Clarica Life Insurance Co.- U.S. (5)                            145,000              *                   3,918              *
Clinton Multistrategy Master Fund, Ltd.                       4,000,000            2.00                108,108              *
Clinton Riverside Convertible Portfolio                       4,000,000            2.00                108,108              *
Limited



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Conseco Fund Group-Convertible Securities Fund                  250,000              *                   6,756              *
Consulting Group Capital Markets Funds (5)                      250,000              *                   6,756              *
Credit Suisse First Boston Corporation                        1,500,000              *                  40,540              *
DeAm Convertible Arbitrage                                    3,300,000            1.65                 89,189              *
Delta Airlines Master Trust (5)                                 950,000              *                  25,675              *
Delta Air Lines Master Trust (c/o Oaktree                       490,000              *                  13,243              *
Capital Management LLC)
Delta Pilots Disability and Survivorship Trust (5)              200,000              *                   5,405              *
Delta Pilots D & S Trust (c/o Oaktree                           270,000              *                   7,297              *
Capital Management LLC)
Deutsche Banc Alex Brown                                     15,624,000            7.81                422,269            1.37
Dorinco Reinsurance Company (5)                                 325,000              *                   8,783              *
Double Black Diamond Offshore LDC                             2,935,000            1.47                 79,324              *
Drury University (5)                                             35,000              *                     945              *
Engineers Joint Pension Fund                                    468,000              *                  12,648              *
Federated Equity Income Fund, Inc.                            7,300,000            3.65                197,297              *
Federated Insurance Series, on behalf of                        300,000              *                   8,108              *
its Federated Income Fund II
Fidelity Financial Trust: Fidelity                           11,680,000            5.84                315,675            1.03
Convertible Securities Fund (6)



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares       Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income Fund                 180,000              *                   4,864              *
Goldman Sachs and Company                                     3,430,000            1.71                 92,702              *
Grady Hospital Foundation                                       107,000              *                   2,891              *
Granville Capital Corporation                                 2,000,000            1.00                 54,054              *
HFR Convertible Arbitrage Account                               190,000              *                   5,135              *
HFR Master Fund, LTD. (5)                                        50,000              *                   1,351              *
H.K. Porter Company, Inc. (5)                                    15,000              *                     405              *
HSBC Trustee, Zola Managed Trust                                200,000              *                   5,405              *
Independence Blue Cross                                          64,000              *                   1,729              *
Innovest Finanzdienstleistungs AG                               580,000              *                  15,594              *
Jefferies Umbrella Fund US Convertible Bonds                    270,000              *                   7,297              *
KBC Financial Products (Cayman Island)                        2,000,000            1.00                 54,054              *
Limited
KBC Financial Products USA Inc.                                 250,000              *                   6,756              *
Kettering Medical Center Funded                                  35,000              *                     945              *
Depreciation Account (5)
Knoxville Utilities Board Retirement System                     120,000              *                   3,243              *
(5)
Lincoln National Global Asset Allocation                         40,000              *                   1,081              *
Fund, Inc.
Lipper Convertibles, L.P.                                     1,500,000              *                  40,540              *
Lipper Offshore Convertibles, L.P.                            1,500,000              *                  40,540              *
Louisiana Workers' Compensation Corporation                     150,000              *                   4,054              *
(5)
Lumbermans                                                      491,000              *                  13,270              *
Lyxor Master Fund Ref: Argent/LowLev CB                       1,230,000              *                  33,243              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Lyxor Master Fund, c/o Zola Capital Management                  300,000              *                   8,108              *
Macomb County Employees' Retirement System (5)                  145,000              *                   3,918              *
Man Convertible Bond Master Fund, Ltd.                        8,208,000            4.10                221,837              *
McMahan Securities Co., L.P.                                  1,500,000              *                  40,540              *
MFS Total Return Fund (10)                                    1,000,000              *                  27,027              *
Microsoft Corporation                                           410,000              *                  11,081              *
Minnesota Power and Light                                       125,000              *                   3,378              *
Morgan Stanley & Co. (7)                                      1,500,000              *                  40,540              *
Motion Pictures Industry                                        545,000              *                  14,729              *
Motion Picture Industry Health Plan -                           190,000              *                   5,135              *
Active Member Fund
Motion Picture Industry Health Plan -                            80,000              *                   2,162              *
Retiree Member Fund
Municipal Employees                                             183,000              *                   4,945              *
New Orleans Firefighters Pension / Relief Fund                  110,000              *                   2,972              *
Nicholas Applegate Convertible Fund                           1,529,000              *                  41,324              *
Nicholas Applegate Global Holdings LP                            35,000              *                     945              *
1976 Distribution Trust FBO A.R. Lauder / Zinterhofer             7,000              *                     189              *
1976 Distribution Trust FBO Jane A. Lauder                       13,000              *                     351              *
Occidental Petroleum Corporation                                118,000              *                   3,189              *
OCM Convertible Trust                                         1,180,000              *                   8,918              *
Ohio National Fund, Inc., on behalf of its                       30,000              *                     810              *
Equity Income Portfolio



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Ondeo Nalco                                                      40,000              *                   1,081              *
Onex Industrial Partners Limited                              1,950,000              *                  52,702              *
Palladin Securities LLC                                       1,200,000              *                  32,432              *
Paloma Securities LLC                                         5,000,000            2.50                135,135              *
Partner Reinsurance Company Ltd.                                330,000              *                   8,918              *
Pebble Capital Inc.                                             650,000              *                  17,567              *
Physicians Life                                                 183,000              *                   4,945              *
Policemen and Firemen Retirement System of                      503,000              *                  13,594              *
the City of Detroit
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85                       615,000              *                  16,621              *
of the Amalgamated Transit Union (5)
Pro-mutual                                                      603,000              *                  16,297              *
Putnam Asset Allocation Funds-Balanced Portfolio                310,000              *                   8,378              *
Putnam Asset Allocation Funds-Conservative Portfolio            240,000              *                   6,486              *
Putnam Convertible Income-Growth Trust                        2,180,000            1.09                 58,918              *
Putnam Convertible Opportunities and Income Trust                80,000              *                   2,162              *
Putnam Variable Trust-Putnam VT Global                           80,000              *                   2,162              *
Asset Allocation Fund
Qwest Occupational Health Trust                                  55,000              *                   1,486              *
Ramius Capital Group                                            300,000              *                   8,108              *
RAM Trading Ltd                                               1,750,000              *                  47,297              *
Raytheon Master Pension Trust                                   200,000              *                   5,405              *
RCG Halifax Master Fund, LTD                                    550,000              *                  14,864              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares       Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
RCG Latitude Master Fund, LTD                                 2,500,000            1.25                 67,567              *
RCG Multi Strategy A/C LP                                     1,250,000              *                  33,783              *
Robertson Stephens                                            5,000,000            2.50                135,135              *
Rockhaven Fund                                                   80,000              *                   2,162              *
Rockhaven Premier Dividend Fund                                 700,000              *                  18,918              *
Sage Capital                                                    100,000              *                   2,702              *
San Diego City Retirement                                     1,097,000              *                  29,648              *
San Diego County Convertible                                  1,654,000              *                  44,702              *
SCI Endowment Care Common Trust Fund - First Union (5)           20,000              *                     540              *
SCI Endowment Care Common Trust Fund -                           70,000              *                   1,891              *
National Fiduciary Services (5)
SCI Endowment Care Common Trust Fund - Suntrust (5)              30,000              *                     810              *
Screen Actors Guild Pension Convertible                         500,000              *                  13,513              *
S G Cowen Securities Corporation                              1,500,000              *                  40,540              *
SG Hambros Trust Company (Jersey) Ltd as                        300,000              *                   8,108              *
Trustee of the Lyxor Master Fund
Shell Pension Trust                                             320,000              *                   8,648              *
Silverado Arbitrage Trading, Ltd.                               500,000              *                  13,513              *
Silvercreek Limited Partnership                               1,100,000              *                  29,729              *
Silvercreek II Limited                                          900,000              *                  24,324              *
Sisters of Good Shepherd                                        100,000              *                   2,702              *
Southern Farm Bureau Life Insurance                             185,000              *                   4,999              *
SPT (5)                                                         710,000              *                  19,189              *
St. Thomas Trading, Ltd.                                     13,468,000            6.73                363,999            1.18
Starvest Combined Portfolio                                     190,000              *                   5,135              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
State Employees' Retirement Fund of the                         810,000              *                  21,891              *
State of Delaware
State of Connecticut Combined Investment Fund                 1,705,000              *                  46,081              *
State of Maryland Retirement Agency                           2,575,000            1.29                 69,594              *
Sunrise Partners LLC                                          9,200,000            4.60                248,648              *
The Dow Chemical Company Employees' Retirement Plan (5)       1,150,000              *                  27,631
The Fondren Foundation (5)                                       35,000              *                     945              *
The Grable Foundation                                            95,000              *                   2,567              *
Trustmark Insurance Company                                     280,000              *                   7,567              *
2000 Revocable Trust FBO A.R. Lauder / Zinterhofer                6,000              *                     162              *
Union Carbide Retirement Account (5)                            600,000              *                  16,216              *
United Food and Commercial Workers Local                        270,000              *                   7,297              *
1262 and Employee Pension Fund (5)
Univar USA Inc. Retirement Plan (5)                             140,000              *                   3,783              *
Vanguard Convertible Securities Fund, Inc.                    1,945,000              *                  52,567              *
Wake Forest University                                          686,000              *                  18,540              *
Wake Forest University Convertible Arbitrage                    355,000              *                   9,594              *
WPG Convertible Arbitrage Overseas Master Fund, L.P           2,500,000            1.25                 67,567              *
Writers Guild Industry Health Fund                              293,000              *                   7,918              *
Wyoming State Treasurer                                         971,000              *                  26,243              *



                                                       Principal amount of
                                                       notes beneficially    Percentage of     Number of shares      Percentage of
                                                           owned that            notes         of common stock        common stock
              Name                                        may be sold         outstanding     that may be sold (1)   outstanding (2)
              ----                                     -------------------   -------------    --------------------   ---------------
Zurich Institutional Benchmark Master Fund Ltd.               1,000,000              *                  27,027              *
Any other holder of notes or future
transferee, pledgee, donee or successor of                            0              -                       0              -
any holder (3)
                                                       -------------------   -------------    --------------------   ---------------
Total...............................................       $200,000,000 (8)      100.00%             5,405,400 (4)       15.13%



----------
* Less than 1%.

     (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

     (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

     (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

     (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

     (5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

     (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

     (7) The entity owns $1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

     (8) The figures in this column are based on information supplied to us, as of April 8, 2003, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

     (9) The entity also owns an additional $6,500,000 principal amount of the notes, which it purchased, in registered form, in the open market.

     (10) This entity (the "Fund") has advised us that, to the best of its knowledge, the Fund has no position, office or other material relationship with us or any of our affiliates and that, while other funds and accounts advised by Massachusetts Financial Services Company ("MFS") may own securities issued by us, MFS has no knowledge of any other position, office or other material relationship between the Fund's affiliates and us or any of our affiliates.

          We prepared this table based on the information supplied to us on or before April 8, 2003 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

          Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

          Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."

The last sentence of the sixth paragraph under "Plan of Distribution" on page 41 of the prospectus was previously amended to read as follows:

     "The selling security holders may also sell the notes or the underlying common stock short and deliver notes or the underlying common stock to close out short positions, or loan or pledge notes or the underlying common stock to broker-dealers or financial institutions that, in turn, may sell the notes or the underlying common stock."